SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549


                               _____________________

                                      FORM 8-K
                               _____________________

                                   CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                           Date of Report: March 3, 1999

                               _____________________


                               JWGenesis Financial Corp.
                  ------------------------------------------------
                 (Exact name of Registrant as Specified in Charter)


                 Florida               001-14205            65-0811010
                 -------               ---------            ----------
             (State or other       (Commission File        (IRS Employer
             Jurisdiction of            Number)         Identification No.)
             Incorporation or
              Organization)


              980 North Federal Highway, Suite 210
              ------------------------------------
                 Boca Raton, Florida                          33432
                 -------------------                          -----
           (Address of Principal Executive                  (Zip Code)
                       Offices)


           Registrant's telephone number, including area code:(561) 338-
                                        2600


                                   Not Applicable
           --------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 3, 1999, JWGenesis Financial Corp. (the "Company") committed to sell its San Francisco-based brokerage processing services unit, which functions as one of two principal operations of the Company's JWGenesis Capital Markets, LLC subsidiary ("JWGCM"), to an investor group (the "Stapleton Group Members") led by its Chief Operating Officer, Philip C. Stapleton ("Stapleton"), and its Vice Chairman, Will K. Weinstein ("Weinstein"), contingent only upon the receipt of certain regulatory approvals for the transfer of JWGCM to the Stapleton Group Members. In exchange, the Stapleton Group Members will convey to the Company an aggregate of 284,375 shares of common stock, $.001 par value per share, of the Company. Prior to the exchange, JWGCM will transfer its investment banking, corporate finance, and capital markets business to another Company subsidiary, leaving only the brokerage processing services business to be acquired by the Stapleton Group Members. If the regulatory approvals are not received by April 15, 1999, the exchange will be voided.

     As part of the larger transaction among the parties pursuant to an Equity Exchange and Conciliation Agreement dated as of March 3, 1999 (the "Conciliation Agreement"), and not subject to any contingency, the Company's employment agreements with Weinstein and Stapleton were terminated;
Weinstein and Stapleton both resigned from the Board of Directors of the Company and all other positions they held with the Company or its affiliates; Harvey Heller, who had been designated by Weinstein for election to the Board of directors of the Company, resigned as a director; the Company agreed to register for resale all remaining shares of its common stock held by members of the Stapleton Group and to pay potential penalities if such registration is not effected within prescribed time periods; and the Company agreed to pay Weinstein as past salary and severance a lump sum payment estimated to be approximately $325,000, and (a) paid Stapleton $62,500 as severance and (b) agreed to pay Stapleton as bonus compensation for the period of his employment an amount equal to three percent of the Company's net income, pre-tax, during the period from June 12, 1998 through and including February
28, 1999 (which bonus is estimated to be approximately $175,000). The respective payments to Weinstein and Stapleton constituted satisfaction in full of any and all obligations of the Company to each of them as a result of his employment by the Company or JWGCM.

     In addition, as part of the Conciliation Agreement, the Company and the Stapleton Group Members executed mutual releases with respect to all matters related to their association since the June 12, 1998 transaction in which the Company acquired JWGCM from the Stapleton Group Members and the other former owners.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

          2.1 Equity Exchange and Conciliation Agreement dated as of March 3, 1999, by and among the Company, Stapleton Group Members and certain other parties.

          99.1 Press Release dated March 4, 1999

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 JWGENESIS FINANCIAL CORP.



                                 By:   /s/ Joel E. Marks
                                    ------------------------------
                                     Joel E. Marks
                                     Executive Vice President and
                                     Chief Financial Officer

Dated:      3/17/99
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